Exhibit 99.3

One Stop Systems, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by One Stop Systems, GmbH (“OSS-GmbH”), of Bressner Technology GmbH, (“Bressner”) following the execution on October 31, 2018, of a Share Purchase Agreement (the “Agreement”) with Josef and Claudia Bressner pursuant to which Bressner was acquired by OSS-GmbH and Bressner became a wholly-owned subsidiary (the “Acquisition”). As consideration for the Acquisition, OSS-GmbH paid €4,725,000 (US$5,362,875), excluding a potential working capital adjustment, in cash and issued 106,463 of newly issued restricted shares of OSS common stock, $0.0001 par value (the “Shares”).  The Acquisition closed on October 31, 2018.

The unaudited pro forma condensed consolidated financial statements are based upon the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, for which OSS and Bressner are included herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been affected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of OSS and the historical financial statements of Bressner included herein. The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed consolidated balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2017, and for the nine month period ended September 30, 2018, give effect to the Acquisition as if it had occurred on January 1, 2017.

One Stop Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

	As of September 30, 2018
			Pro Forma		Combined
	OSS	Bressner	Adjustments	Ref.	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7,057,228	$112,345	$(5,593,122)	(a)	$1,576,451
Accounts receivable, net	8,078,307	1,944,623	-		10,022,930
Inventories, net	3,408,911	4,114,555	-		7,523,466
Prepaid expenses and other current assets	426,286	351,891	-		778,177
Total current assets	18,970,732	6,523,414	(5,593,122)		19,901,024
Property and equipment, net	1,556,941	241,949	-		1,798,890
Deposits and other	49,966	-	-		49,966
Deferred tax assets, net	1,672,670	-	-		1,672,670
Goodwill	6,461,253	-	212,559	(b)	6,673,812
Intangible assets, net	2,048,202	173,461	1,777,110	(b)	3,998,773
	$30,759,764	$6,938,824	$(3,603,453)		$34,095,135

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,462,080	$876,243	$-		$3,338,323
Accrued expenses and other liabilities	1,967,304	766,418	-		2,733,722
Current portion of long-term debt	-	171,481	-		171,481
Total current liabilities	4,429,384	1,814,142	-		6,243,526
Long-term debt	-	1,507,811	-		1,507,811
Deferred tax liability	-	48,068	-		48,068
	4,429,384	3,370,021	-		7,799,405
Stockholders’ equity:
Common stock	1,407	34,832	(34,821)	(c)	1,418
Additional paid-in capital	26,995,705	65,512	163,255	(c)	27,224,472
Noncontrolling interest	67,795	-	-		67,795
Retained (deficit) earnings	(734,527)	3,468,459	(3,731,887)	(d)	(997,955)
Total stockholders’ equity	26,330,380	3,568,803	(3,603,453)		26,295,730
	$30,759,764	$6,938,824	$(3,603,453)		$34,095,135

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Stop Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For The Nine Month Period ended September 30, 2018
	OSS	Bressner	Pro Forma Adjustments	Ref.	Combined Pro Forma
Net revenue	$22,645,715	$12,131,576	$-		$34,777,291
Cost of revenue	15,622,557	9,143,950	-		24,766,507
Gross margin	7,023,158	2,987,626	-		10,010,784
Operating expenses:
General and administrative	3,729,530	1,059,103	35,767	(e)	4,824,400
Marketing and selling	2,567,984	1,193,862	-		3,761,846
Research and development	2,826,149	267,468	-		3,093,617
Total operating expenses	9,123,663	2,520,433	35,767		11,679,863
(Loss) income from operations	(2,100,505)	467,193	(35,767)		(1,669,079)
Other income (expense):					-
Interest expense	(55,821)	(17,850)	-		(73,671)
Other, net	96,520	238,724	-		335,244
Total other income (expense), net	40,699	220,874	-		261,573
(Loss) income before provision for income taxes	(2,059,806)	688,067	(35,767)		(1,407,506)
Provision (benefit) for income taxes	(674,809)	193,080	(4,734)	(g)	(486,463)
Net (loss) income	$(1,384,997)	$494,987	$(31,033)		$(921,043)
Net loss attributable to noncontrolling interest	$(369,047)	$-	$-		$(369,047)
Net (loss) income attributable to common stockholders	$(1,015,950)	$494,987	$(31,033)		$(551,996)
Net (loss) income per share attributable to common stockholders:
Basic	$(0.08)				$(0.05)
Diluted	$(0.08)				$(0.05)
Weighted average common shares outstanding:
Basic	12,052,175		106,463		12,158,638
Diluted	12,052,175		106,463		12,158,638

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Stop Systems, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For The Year Ended December 31, 2017
	OSS	Bressner	Pro Forma Adjustments	Ref.	Combined Pro Forma
Net revenue	$27,538,333	$16,732,104	$-		$44,270,437
Cost of revenue	18,873,797	12,692,807	-		31,566,604
Gross margin	8,664,536	4,039,297	-		12,703,833
Operating expenses:					-
General and administrative	3,502,998	1,543,175	290,717	(f)	5,336,890
Marketing and selling	2,924,727	1,518,302	-		4,443,029
Research and development	2,687,249	317,293	-		3,004,542
Total operating expenses	9,114,974	3,378,770	290,717		12,784,461
(Loss) income from operations	(450,438)	660,527	(290,717)		(80,628)
Other income (expense):					-
Interest expense	(199,257)	(40,143)	-		(239,400)
Other, net	30,440	344,455	-		374,895
Total other income (expense), net	(168,817)	304,312	-		135,495
(Loss) income before provision for income taxes	(619,255)	964,839	(290,717)		54,867
(Benefit) provision for income taxes	(402,717)	263,708	(79,366)	(g)	(218,375)
Net (loss) income	$(216,538)	$701,131	$(211,351)		$273,242
Net loss attributable to noncontrolling interest	$(313,158)	$-	$-		$(313,158)
Net (loss) income attributable to common stockholders	$96,620	$701,131	$(211,351)		$586,400
Net (loss) income per share attributable to common stockholders:
Basic	$0.02				$0.09
Diluted	$0.01				$0.05
Weighted average common shares outstanding:
Basic	5,449,413		1,266,364		6,715,777
Diluted	10,689,047		1,266,364		11,955,411

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

One Stop Systems, Inc.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1- Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Bressner Technology GmbH’s assets acquired and liabilities assumed and conformed the accounting policies of Bressner to its own accounting policies.

The pro forma consolidated financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The consolidated pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Bressner, as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Note 2 – Purchase consideration

The Company acquired Bressner for cash consideration of €4,725,000 (US$5,362,875), and 106,463 shares of newly issued restricted common shares of One Stop Systems, Inc. with a fair value of $228,779 on the date of acquisition, less an estimated working capital adjustment.  Fair value of the common stock issued by One Stop Systems, Inc., was determined based upon the stock price as of October 31, 2018 of $2.47 less a discount of 13.0% for lack of marketability for two years.

Note 3 - Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair value of Bressner Technology GmbH’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as September 30, 2018.

Cash	$112,345
Accounts receivable	1,944,623
Inventory	4,114,555
Prepaid expenses and deposits	351,891
Fixed assets, net	241,949
Intangible assets	173,461
Customer relationships	1,215,798
Trade name	329,515
Non-compete - Josef Bressner	231,797
Accounts payable and accrued expenses	(1,642,661)
Notes payable	(1,679,292)
Deferred tax liability	(48,068)
Total fair value excluding goodwill	5,345,913
Goodwill	212,559
Total allocated purchase price	$5,558,472

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The determination of fair value for the identifiable net assets acquired and the allocation of the purchase price was determined by management and considered the results of a third-party appraisal of the fair value of tangible and intangible assets as of October 31, 2018, which is the actual acquisition closing date.

Note 4 - Pro Forma adjustments

The pro forma adjustments are based on management’s assessment and a third-party appraisal’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Reflects cash paid to Josef and Claudia Bressner in the transaction of $5,362,875, less an estimated working capital adjustment and additional acquisition costs of $263,428.

(b)

Reflects the intangible assets acquired by the Company at their estimated fair values.  The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of the expected future cash flows. The following table summarizes the estimated fair values of Bressner’s identifiable intangible assets and their estimated useful lives.  Goodwill represents the excess of the purchase price consideration over the estimated fair value of net assets acquired.

			Amortization Expense
	Estimated Fair Value	Estimated Useful Life in Months	Year Ended December 31, 2017	Nine months ended September 30, 2018
Customer relationships	$1,215,798	36	$405,266	$303,950
Trade name	329,515	36	109,838	82,379
Non-compete - Josef Bressner	231,797	36	77,266	57,949
	$1,777,110		$592,370	$444,278

(c)	Represents the net issuance of common shares for the acquisition and elimination of Bressner’s outstanding stock and additional paid in capital:

Issuance of 106,463 shares of Company common stock at par $0.0001	$11
Additional paid in capital	228,768
$228,779

(d)	Represents the elimination of the historical Bressner retained earnings and to give effect to the impact of post September 30, 2018 acquisition costs for the acquisition, as follows:

Elimination of Bressner retained earnings	$(3,468,459)
Acquisition expenses (i)	(263,428)
$(3,731,887)

(e)	The adjustment for general and administrative expenses for the nine month period ended September 30, 2018 is as follows:

General and administrative adjustment:
Amortization expense	$444,278
Acquisition expenses (i)	(107,848)
Employment agreement	(300,663)
$35,767

(i)	Acquisition expense for the nine month period ended September 30, 2018 and through closing of transaction on October 31, 2018 is as follows:

Acquisition expenses through September 30, 2018	$107,848
Additional acquisition costs incurred subsequent to September 30, 2018	263,428
$371,276

(f)	The adjustment for general and administrative expenses for the year ended December 31, 2017 is as follows:

General and administrative adjustment:
Amortization expense	$592,370
Employment agreements	(301,653)
$290,717

(ii)

New employment contracts with the sole selling shareholder in connection with the acquisition of Bressner results in a decrease in annual compensation of $300,663 and $301,653, which is reflected in the pro forma statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively.

(g)

The pro forma income tax adjustments for the nine months ended September 30, 2018 were estimated based on (i) a reduction of OSS’s operating expenses of $107,848 and an effective income tax rate of 33% and (ii) an increase of Bressner’s operating expenses of $143,615 and an effective income tax rate of 28%.

The pro forma income tax adjustment for the year ended December 31, 2017 were estimated based on an increase of Bressner’s operating expenses of $290,717 and an effective income tax rate of 27%.